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                                                                   EXHIBIT 23.03

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the VERITAS Software Corporation 1993 Equity Incentive Plan, of our report dated January 23, 2001 with respect to the consolidated financial statements and schedule of VERITAS Software Corporation as of December 31, 2000, and for the two years in the period ended December 31, 2000, included in the Annual Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP


San Jose, California
May 24, 2002